Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of our report dated April 5, 2023, relating to the consolidated financial statements of Zura Bio Limited, appearing in the entity’s Current Report on Form 8-K filed on April 6, 2023.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

June 22, 2023